UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 29, 2019

814-00201
(Commission File Number)

MVC CAPITAL, INC.
(the "Fund")
(Exact name of registrant as specified in its charter)

DELAWARE, 943346760
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

287 Bowman Avenue
2nd Floor
Purchase, NY  10577
(Address of registrant's principal executive office)

914-701-0310
(Registrant's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

On January 29, 2019, MVC Capital, Inc., together with its affiliates MVC Financial Services, Inc., MVC Cayman, MVC GP II, LLC and MVC Partners LLC, entered into a three year, $35 million revolving credit facility with People’s United Bank, National Association. See Item 2.03.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 29, 2019, MVC Capital, Inc. (the "Fund"), together with its affiliates MVC Financial Services, Inc., MVC Cayman, MVC GP II, LLC and MVC Partners LLC, entered into a three year, $35 million revolving credit facility (the "Credit Facility") with People’s United Bank, National Association (“People’s”) as a lender and lead agent. The Credit Facility can, under certain conditions, be increased up to $85 million.  The Credit Facility will expire on January 29, 2022, at which time all outstanding amounts under the Credit Facility will be due and payable.

Borrowings under the Credit Facility bear interest at a rate of LIBOR plus 2.85%, or the prime rate plus 0.5% (at the Fund’s discretion). In addition, the Fund is subject to (i) a closing fee of 1% of the commitment amount paid at closing, (ii) a one-time structuring fee in the amount of $100,000 paid at closing, (iii) an unused line fee, which is payable monthly, of 0.75% if the Fund draws less than $25 million on the Credit Facility or 0.60% if the Fund draws more than $25 million on the Credit Facility, and (iv) an annual administrative agent fee in the amount of $100,000 in 2019 and $200,000 in each year thereafter.

Borrowings under the Credit Facility are subject to certain collateral requirements, which include a first position security lien on substantially all of the Fund’s senior and subordinated promissory note investments and certain equity investments.

The Credit Facility contains customary representations and warranties, and affirmative and negative covenants. The Credit Facility also contains customary events of default for credit facilities of this type, including (without limitation): nonpayment of principal, interest, fees or other amounts after a stated grace period; inaccuracy of material representations and warranties; violations of covenants, subject in certain cases to stated cure periods; and bankruptcy and insolvency.  If an event of default occurs and is continuing, the Fund may be required to repay all amounts outstanding under the Credit Facility.

In addition, the Fund has entered into a Custodial Agreement with People’s pursuant to which the Fund has pledged certain assets to be held in custodial accounts as collateral for borrowings made by the Fund pursuant to the Credit Facility. People’s has the typical rights and remedies of a secured lender under the Uniform Commercial Code, including the right to foreclose on the collateral pledged by the Fund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVC CAPITAL, INC.

By:	/s/ Michael Tokarz
Michael Tokarz
Chairman
Dated: February 1, 2019